GENEREX ANNOUNCES USFDA PRICE APPROVAL FOR GENEREX
ORAL-LYN™ IN THE TREATMENT IND PROGRAM

WORCESTER, MA, October 14, 2009 (GlobeNewswire) – Generex Biotechnology Corporation (Nasdaq: GNBT, www.generex.com), the leader in drug delivery for metabolic diseases through the inner lining of the mouth, today announced that the U.S. Food and Drug Administration (FDA) has granted price approval in respect of the use of Generex Oral-lyn™ under the FDA’s Treatment Investigational New Drug (IND) program.

Generex previously announced that the FDA has granted approval for the treatment use of Generex Oral-lyn™ in patients with Type 1 or Type 2 diabetes mellitus under the FDA’s “Treatment IND” rules.

This latest FDA approval will permit the Company to charge for the product to recover costs.

The FDA’s Treatment IND regulation was established in 1987 to make promising new drugs available to patients with life-threatening or otherwise serious medical conditions as early in the drug development process as possible.  Preliminary evidence of drug efficacy is a condition precedent to the approval of a Treatment IND.  Treatment INDs are made available to patients before general marketing begins, typically during Phase 3 studies.

Under the Treatment IND protocol, Generex Oral-lyn ™ will be provided to patients with life-threatening or otherwise serious Type 1 or Type 2 diabetes mellitus where there is no satisfactory alternative therapy available to treat the condition.

This Treatment IND is open to persons meeting the protocol’s inclusion criteria, including those who are taking currently approved anti-diabetic medications.

Generex will be providing information on the www.ClinicalTrials.gov website in respect of the availability of Generex Oral-lyn™ under the Treatment IND.  Details will include the protocol’s inclusion and exclusion criteria, study design and participating sites and/or physicians.  Please note that the drug will be available only through physicians who are registered in the Treatment IND program.

About Generex Biotechnology Corporation

Generex is engaged in the research, development and commercialization of drug delivery systems and technologies.  Generex has developed a proprietary platform technology for the delivery of drugs into the human body through the oral cavity (with no deposit in the lungs).  The Company's proprietary liquid formulations allow drugs typically administered by injection to be absorbed into the body by the lining of the inner mouth using the Company's proprietary RapidMist™ device.  The Company's flagship product, oral insulin (Generex Oral-lyn™), which is available for sale in India, Lebanon, Algeria, and Ecuador for the treatment of subjects with Type-1 and Type-2 diabetes, is in Phase III clinical trials at several sites around the world. Antigen Express, Inc. is a wholly owned subsidiary of Generex.  The core platform technologies of Antigen Express comprise immunotherapeutics for the treatment of malignant, infectious, allergic, and autoimmune diseases.  For more information, visit the Generex website at www.generex.com or the Antigen Express website at www.antigenexpress.com.

Safe Harbor Statement

This release and oral statements made from time to time by Generex representatives in respect of the same subject matter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by introductory words such as “expects,” “plans,” “intends,” “believes,” “will,” “estimates,” “forecasts,” “projects,” or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not.  Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement.  No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.  Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials.  Because of this, statements regarding the expected timing of clinical trials cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any “phase” of clinical trials.  Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

Generex Contacts:

Investor Relations Contact:
American Capital Ventures, Inc.
Howard Gostfrand
1-877-918-0774

Media Contact:
Beckerman Public Relations
Angelene Taccini
201-488-0049